EXHIBIT 99.3

PLASMATECH BIOPHARMACEUTICALS, INC,

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements apply to the merger between Abeona Therapeutics LLC (“Abeona”) and PlasmaTech Biopharmaceuticals, Inc. (“PlasmaTech”), by which Abeona became a wholly owned subsidiary of PlasmaTech, and are based upon the historical condensed consolidated financial statements and notes thereto (as applicable) of PlasmaTech and Abeona.

The unaudited pro forma condensed combined balance sheet at March 31, 2015 gives pro forma effect to the merger as if the merger had been completed on March 31, 2015 and combines PlasmaTech’s unaudited combined balance sheet and Abeona’s unaudited balance sheet as of March 31, 2015.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2015 gives pro forma effect to the merger as if it had been completed on January 1, 2014 and combines PlasmaTech’s unaudited consolidated statements and Abeona’s unaudited statements of operations for the three months ended March 31, 2015.

The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2014 gives pro forma effect to the merger as if it had been completed on January 1, 2014 and combines PlasmaTech’s audited consolidated statements of operations and Abeona’s audited statements of operations for the year ended December 31, 2014.

As previously disclosed, on May 15, 2015, we closed our acquisition of Abeona and will issue an aggregate of 3,979,761 shares of PlasmaTech’s common stock to the members of Abeona. In addition, there may be up to an additional $9 million in performance milestones payable to members of Abeona, in common stock or cash, at PlasmaTech’s option.

The pro forma adjustments are based upon available information and certain assumptions that PlasmaTech believes are reasonable under the circumstances and are based upon our preliminary purchase price allocation.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual, quarterly and other reports filed by PlasmaTech with the SEC and the audited consolidated financial statements of Abeona included in this Form 8-K/A.

Basis of Presentation

The unaudited pro forma condensed combined financial information has been derived from the historical financial information of the PlasmaTech and Abeona and was prepared using the acquisition method of accounting in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. ASC 805 requires, among other things, that all assets acquired and liabilities assumed be recognized at their fair values as of the purchase date. In addition ASC 805 establishes that the consideration transferred be measured at the closing date of the purchase at the then-current market price. Under ASC 805, acquisition-related transaction costs (e.g., advisory, legal, valuation, other professional fees) and certain acquisition-related restructuring charges impacting the target company are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred.

The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. The Company anticipates that the values assigned to the assets acquired and liabilities assumed will be finalized during the measurement period following the May 15, 2015 closing date.

Pro Forma Condensed Combined Balance Sheet

As of March 31, 2015

(Unaudited)

Historical

	PlasmaTech	Abeona	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$7,948,000	$4,026,000			$11,974,000
Receivables	144,000	-			144,000
Prepaid expenses and other current expenses	98,000	24,000			122,000
Total current assets	8,190,000	4,050,000			12,240,000

Property and equipment, net	11,000	53,000			64,000
Licensed technology, net	4,875,000	261,000	2,156,000	(a)	7,031,000
			(261,000	)(a)
Goodwill	-	-	32,172,000	(a)	32,173,000
Other assets	41,000	1,000			42,000
Total assets	$13,117,000	$4,365,000			$51,550,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$638,000	$184,000	375,000	(c)	$1,197,000
Short-term milestone payment liabilities	-	-	5,694,000	(d)	5,694,000
Current portion of deferred revenue	602,000	1,000			603,000
Total current liabilities	1,240,000	185,000			7,494,000

Long-term milestone payment liability	-	-	795,000	(d)	795,000
Payable due Licensor	4,000,000	-			4,000,000
Long-term debt deferred revenue	4,718,000	-			4,718,000
Total liabilities	9,958,000	185,000			17,007,000

Stockholders’ equity
Common stock	200,000	-	40,000	(a)	240,000
Additional paid-in capital	301,033,000	-	38,207,000	(a)	332,752,000
			(3,919,000	)(a)
			(261,000	)(a)
			4,180,000	(b)
			(6,489,000	)(d)
Member’s equity	-	4,180,000	(4,180,000	)(b)	-
Accumulated deficit	(298,074,000)		(375,000	)(c)	(298,449,000)
Total stockholders’ equity	3,159,000	4,180,000			34,543,000
Total liabilities and stockholders’ equity	$13,117,000	$4,365,000			$51,550,000

See accompanying Notes to Pro Forma Condensed Combined Balance Sheet

Notes to Pro Forma Condensed Combined Balance Sheet

Note 1: The above statement gives effect to the following pro forma adjustments necessary to reflect the merger of PlasmaTech and Abeona, as if the transaction had occurred March 31, 2015.

a)	To record the exchange, for accounting purposes, by Abeona members of their units for 3,979,761 shares of PlasmaTech. The initial consideration of $31,758,000 was calculated using the PlasmaTech stock price on date of the close, May 15, 2015 of $7.98 times the number of PlasmaTech shares (3,979,761) issued to Abeona members.

There is a contingent valuation on three milestones. Per the merger agreement with Abeona each milestone would consist of either cash, our stock or a combination of both, at PlasmaTech’s election, equivalent to a stated dollar amount. The fair value of the probability of achieving all three milestones is estimated at $6,489,000.

The following preliminary purchase price allocation is based on information we have to date and is unaudited. We expect to finalize our purchase price allocation once all information has been obtained.

Total purchase price
Initial consideration	$31,758,000
Contingent consideration	6,489,000
Total purchase price	$38,247,000

Allocation of the purchase price
Cash	$4,026,000
Prepaid expenses	24,000
Property and equipment	53,000
Other assets	1,000
Accounts payable	(184,000)
Unearned revenue	(1,000)
Total tangible assets	3,919,000

Licensing agreement	2,156,000
Goodwill	32,172,000
Total intangible assets	34,329,000

Total net asset value	$38,247,000

b)	To eliminate the Members’ Equity of Abeona.

c)	To record $375,000 in merger costs.

d)	To record milestone liabilities. The present value of probability of the short-term milestone liabilities for milestone #1 and #2 are $5,694,000 and long-term liability for milestone #3 is $795,000.

After the consummation of the transactions described herein, PlasmaTech had 200,000,000 common shares authorized, and approximately 23,978,562 common shares were issued and outstanding at March 31, 2015.

Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2015

(Unaudited)

Historical

	PlasmaTech	Abeona	Pro Forma Adjustments		Pro Forma Combined

Revenues	$258,000	$-			$258,000

Expenses
Research and development	453,000	279,000			732,000
General and administrative	1,689,000	133,000	(173,000	)(b)	1,649,000
Depreciation and amortization	118,000	7,000	27,000	(a)	152,000
Total expenses	2,260,000	419,000			2,533,000

Loss from operations	(2,002,000)	(419,000)			(2,275,000)

Interest and miscellaneous income	3,000	3,000			6,000
Interest and other expenses	(1,000)	-			(1,000)
	2,000	3,000			(5,000)

Net loss allocable to common stockholders	$(2,000,000)	$(416,000)			$(2,280,000)

Basic and diluted loss per common share
Loss allocable to all common stockholders	$(0.10)				$(0.10)

Weighted average basic and diluted common shares outstanding	19,983,751				23,963,512

Notes to Pro Forma Condensed Combined Statement of Operations

Note 1: The above statement gives effect to the merger of PlasmaTech and Abeona, as if the merger had occurred on January 1, 2014.

a) To record $27,000, three months amortization of the licensing agreement for estimated change in fair value.

b) To reverse $173,000 in merger costs recorded in the first quarter of 2015.

Note 2: The pro forma combined-weighted average number of common outstanding shares is based on the weighted average number of shares of common stock of PlasmaTech during the period plus those shares to be issued in conjunction with the merger. A reconciliation between PlasmaTech's historical weighted average shares outstanding and pro forma weighted average shares outstanding and pro forma weighted average shares outstanding is as follows:

Historical	19,983,751
Abeona equivalent shares giving effect to the merger	3,979,761
Total	23,963,512

Pro Forma Condensed Combined Statement of Operations

For the Twelve Months Ended December 31, 2014

(Unaudited)

Historical

	PlasmaTech	Abeona	Pro Forma Adjustments		Pro Forma Combined

Revenues	$925,000	$-			$925,000

Expenses
Research and development	333,000	28,000			361,000
General and administrative	3,712,000	397,000			4,109,000
Depreciation and amortization	11,000	11,000	109,000	(a)	131,000
Total expenses	4,056,000	436,000			4,601,000

Loss from operations	(3,131,000)	(436,000)			(3,676,000)

Interest and miscellaneous income	45,000	2,000			47,000
Interest and other expenses	(582,000)	-			(582,000)
Loss on change in fair value of derivative preferred stock	(23,110,000)	-			(23,110,000)
	(23,647,000)	2,000			(23,645,000)

Net loss	(26,778,000)	(434,000)			(27,321,000)

Less preferred stock dividends	(2,875,000)	-			(2,875,000)
Net loss allocable to common stockholders	$(29,653,000)	$(434,000)			$(30,196,000)

Basic and diluted loss per common share
Loss allocable to all common stockholders	$(15.26)				$(5.10)

Weighted average basic and diluted common shares outstanding	1,942,905				5,922,666

Notes to Pro Forma Condensed Combined Statement of Operations

Note 1: The above statement gives effect to the merger of PlasmaTech and Abeona, as if the merger had occurred on January 1, 2014.

a) To record $109,000, twelve months amortization of the licensing agreement for estimated change in fair value.

Note 2: The pro forma combined-weighted average number of common outstanding shares is based on the weighted average number of shares of common stock of PlasmaTech during the period plus those shares to be issued in conjunction with the merger. A reconciliation between PlasmaTech's historical weighted average shares outstanding and pro forma weighted average shares outstanding and pro forma weighted average shares outstanding is as follows:

Historical	1,942,905
Abeona equivalent shares giving effect to the merger	3,979,761
Total	5,922,666